                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 5, 1997


                             KNOLOGY HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                                 58-2203141
--------------------------------------------------------------------------------
     (State or other           (Commission File Number)         (IRS Employer
     jurisdiction of                                         Identification No.)
      incorporation)


1241 O.G. Skinner Drive, West Point, Georgia                     31833
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  (706) 645-8553
                                                     --------------

                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

                 On December 5, 1997, KNOLOGY Holdings, Inc., a Delaware corporation (the "Company"), consummated the acquisition of Beach Cable, Inc., a Florida corporation that owned and operated a cable television system in Panama City Beach, Florida ("Beach Cable"). The acquisition was effected pursuant to an Agreement and Plan of Merger dated December 5, 1997 (the "Merger Agreement") by and among the Company, KNOLOGY of Panama City, Inc., Beach Cable and L. Charles Hilton, Jr., the sole stockholder of Beach Cable, under which KNOLOGY of Panama City, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, merged (the "Merger") with and into Beach Cable. Beach Cable was the surviving corporation in the Merger, was renamed KNOLOGY of Panama City, Inc. as of the effective time of the Merger (the "Effective Time") and became a wholly-owned subsidiary of the Company. A copy of the press release announcing the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K.

                 The Company acquired all of the assets and assumed all of the liabilities of Beach Cable in the Merger. As a provider of cable television services, Beach Cable's assets primarily consist of, among other things, cable system plant, equipment, real property, inventory, accounts receivable and other intangible assets, including franchise licenses. The Company intends to use the Beach Cable assets to continue to provide cable television services in Panama City Beach, Florida and to further expand the existing cable television system into adjacent Panama City. The Company plans to convert the cable television system into a high-speed fiber-coaxial network that is two-way interactive to provide additional broadband communications services such as local and long distance telephone services and Internet services.

                 At the Effective Time, all of the issued and outstanding shares of Common Stock, no par value, of Beach Cable were converted into 2,485 shares of preferred stock, par value $.01 per share, of the Company ("KNOLOGY Preferred Stock") valued at approximately $3.7 million and representing approximately 5.0% of the KNOLOGY Preferred Stock outstanding (after giving effect to the Merger). Immediately following the Merger, the Company also contributed cash of approximately $3.9 million to Beach Cable, from the Company's working capital, to enable Beach Cable to repay an existing note and related accrued interest to Hilton, Inc., a holding company owned by L. Charles Hilton, Jr.

                 The Merger has been accounted for by the Company under the purchase method of accounting.

                 Immediately following the Effective Time, L. Charles Hilton, Jr. was designated for a one year term to the Company's Board of Directors pursuant to the Merger Agreement.

Item 7.   Financial Statements and Exhibits.

                 (a)      Financial Statements of Business Acquired.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Board of Directors and Stockholder of KNOLOGY of Panama City, Inc.:

We have audited the accompanying balance sheets of KNOLOGY OF PANAMA CITY, INC., a Florida corporation, as of December 31, 1995 and 1996 and the related statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KNOLOGY of Panama City, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





Atlanta, Georgia
February 11, 1998

                          KNOLOGY OF PANAMA CITY, INC.


                                 BALANCE SHEETS
               DECEMBER 31, 1995 AND 1996 AND SEPTEMBER 30, 1997



                                     ASSETS
                                                                                  December 31,          September 30,
                                                                          ----------------------------  -------------
                                                                              1995            1996           1997
                                                                          -------------  -------------  -------------
                                                                                                         (Unaudited)
CURRENT ASSETS:
     Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       300    $    14,536    $    29,688
     Accounts receivable--trade, less allowance for doubtful accounts
        of $12,789 in 1995 and 1996 and $10,000 in 1997 . . . . . . . . .      107,478        147,449         87,791
     Prepaid expenses and other assets  . . . . . . . . . . . . . . . . .        5,003            417              0
                                                                          -------------  -------------  -------------
              Total current assets  . . . . . . . . . . . . . . . . . . .      112,781        162,402        117,479
                                                                          -------------  -------------  -------------

PROPERTY AND EQUIPMENT:
     Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      480,865        480,865        480,875
     Cable system and installation equipment  . . . . . . . . . . . . . .    5,153,856      5,826,088      5,987,470
     Production and studio equipment  . . . . . . . . . . . . . . . . . .      550,672        573,503        574,790
     Test and office equipment  . . . . . . . . . . . . . . . . . . . . .      425,494        428,637        433,480
     Automobile and trucks  . . . . . . . . . . . . . . . . . . . . . . .      162,353        162,353        165,372
     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       89,794         93,037         86,208
                                                                          -------------  -------------  -------------
                                                                             6,863,034      7,564,483      7,728,195
     Less accumulated depreciation  . . . . . . . . . . . . . . . . . . .   (1,532,279)    (2,530,766)    (3,293,184)
                                                                          -------------  -------------  -------------
              Property and equipment, net . . . . . . . . . . . . . . . .    5,330,755      5,033,717      4,435,011
                                                                          -------------  -------------  -------------

ORGANIZATIONAL COSTS, net of accumulated amortization of $147,632,
   $185,504, and $213,908 in 1995, 1996, and 1997, respectively . . . . .      151,490        113,617         85,213
                                                                          -------------  -------------  -------------
              Total assets  . . . . . . . . . . . . . . . . . . . . . . .  $ 5,595,026    $ 5,309,736    $ 4,637,703
                                                                          =============  =============  =============


                   LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
     Notes payable  . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 2,647,867    $ 2,603,450    $ 2,800,000
     Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . .      184,393        162,371        197,097
     Unearned revenue . . . . . . . . . . . . . . . . . . . . . . . . . .       74,385         84,920         77,645
     Accrued liabilities  . . . . . . . . . . . . . . . . . . . . . . . .      280,000        500,000        680,000
                                                                          -------------  -------------  -------------
              Total current liabilities . . . . . . . . . . . . . . . . .    3,186,645      3,350,741      3,754,742


COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
     Common stock, no par value; 1,000,000 shares
        authorized, 100 shares issued and outstanding . . . . . . . . . .        1,000          1,000          1,000
     Additional paid-in capital . . . . . . . . . . . . . . . . . . . . .    6,435,195      7,682,666      7,755,686
     Accumulated deficit  . . . . . . . . . . . . . . . . . . . . . . . .   (4,027,814)    (5,724,671)    (6,873,726)
                                                                          -------------  -------------  -------------
              Total stockholder's equity .  . . . . . . . . . . . . . . .    2,408,381      1,958,995        882,960
                                                                          -------------  -------------  -------------
              Total liabilities and stockholder's equity  . . . . . . . .  $ 5,595,026    $ 5,309,736    $ 4,637,703
                                                                          =============  =============  =============


   The accompanying notes are an integral part of these financial statements.

                         KNOLOGY OF PANAMA CITY, INC.


                           STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
             AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997





                                                                      December 31,                      September 30,
                                                                      -----------                       ------------
                                                               1995              1996              1996               1997
                                                            -------------     -------------    --------------   --------------
                                                                                                                  (Unaudited)
OPERATING REVENUES:
    Subscriber  . . . . . . . . . . . . . . . . . . . . .    $   928,834       $ 1,333,795         1,002,531      $ 1,053,721
    Miscellaneous . . . . . . . . . . . . . . . . . . . .        148,646           169,608           118,634           89,884
                                                            -------------     -------------    --------------   --------------
                                                               1,077,480         1,503,403         1,121,165        1,143,605
                                                            -------------     -------------    --------------   --------------

OPERATING EXPENSES:
    General and administrative  . . . . . . . . . . . . .        410,181           437,273           304,267          343,140
    Programming charges . . . . . . . . . . . . . . . . .        496,716           676,932           506,416          517,578
    Depreciation and amortization . . . . . . . . . . . .      1,057,470         1,036,360           893,351          856,404
    Field and technical . . . . . . . . . . . . . . . . .        263,706           350,912           216,564          265,084
    Production and studio . . . . . . . . . . . . . . . .        156,867           156,341           119,110           69,389
    Sales and marketing . . . . . . . . . . . . . . . . .        339,634           273,165           221,361          119,085
                                                            -------------     -------------    --------------   --------------
                                                               2,724,574         2,930,983         2,261,069        2,170,680
                                                            -------------     -------------    --------------   --------------
OPERATING LOSS  . . . . . . . . . . . . . . . . . . . . .     (1,647,094)       (1,427,580)       (1,139,904)      (1,027,075)
                                                            -------------     -------------    --------------   --------------

OTHER EXPENSES:
    Interest expense  . . . . . . . . . . . . . . . . . .       (213,401)         (224,587)         (542,919)        (180,951)
    Other income (expense), net . . . . . . . . . . . . .        (88,132)          (44,690)          (44,691)          58,971
                                                            -------------     -------------    --------------   --------------
                                                                (301,533)         (269,277)         (587,610)        (121,980)
                                                            -------------     -------------    --------------   --------------
NET LOSS  . . . . . . . . . . . . . . . . . . . . . . . .    $(1,948,627)      $(1,696,857)       (1,727,514)     $(1,149,055)
                                                            =============     =============    ==============   ==============




   The accompanying notes are an integral part of these financial statements.

                          KNOLOGY OF PANAMA CITY, INC.


                      STATEMENTS OF STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997





                                                                                                  TOTAL
                                                         ADDITIONAL                            STOCKHOLDER'S
                                           COMMON         PAID-IN          ACCUMULATED          (DEFICIT)
                                           STOCK          CAPITAL            DEFICIT             EQUITY
                                        -----------    ---------------   ----------------    ---------------
BALANCE, DECEMBER 31, 1994  . . . . . .    $1,000         $4,118,953        $(1,679,187)       $ 2,440,766

    Capital contributions . . . . . . .         0          2,316,242                  0          2,316,242
    Dividends declared  . . . . . . . .         0                  0           (400,000)          (400,000)
    Net loss  . . . . . . . . . . . . .         0                  0         (1,948,627)        (1,948,627)
                                        -----------    ---------------   ----------------    ---------------

BALANCE, DECEMBER 31, 1995  . . . . . .     1,000          6,435,195         (4,027,814)         2,408,381

    Capital contributions . . . . . . .         0          1,247,471                  0          1,247,471
    Net loss  . . . . . . . . . . . . .         0                  0         (1,696,857)        (1,696,857)
                                        -----------    ---------------   ----------------    ---------------

BALANCE, DECEMBER 31, 1996 . . . . . .      1,000          7,682,666         (5,724,671)         1,958,995

    Capital contributions . . . . . . .         0             73,020                  0             73,020
    Net loss  . . . . . . . . . . . . .         0                  0         (1,149,055)        (1,149,055)
                                        -----------    ---------------   ----------------    ---------------

BALANCE, SEPTEMBER 30, 1997
    (UNAUDITED) . . . . . . . . . . . .    $1,000         $7,755,686        $(6,873,726)       $   882,960
                                        ===========    ===============   ================    ===============

      The accompanying notes are an integral part of these financial statements.

                         KNOLOGY OF PANAMA CITY, INC.


                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
             AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997





                                                                           December 31,                     September 30,
                                                                           -----------                      ------------
                                                                   1995              1996             1996            1997
                                                                -------------     -------------    -------------   -------------
                                                                                                                    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss  . . . . . . . . . . . . . . . . . . . . . . . .    $(1,948,627)      $(1,696,857)     (1,727,514)     $(1,149,055)
                                                                -------------     -------------    -------------   -------------
    Adjustments to reconcile net loss to net cash provided
       by (used in) operating activities:
          Depreciation and amortization . . . . . . . . . . .      1,057,470         1,036,360         893,351          856,404
          Gain on sale of inventory . . . . . . . . . . . . .              0                 0               0          (58,971)
          Changes in assets and liabilities:
                 Accounts receivable  . . . . . . . . . . . .        (46,311)          (39,971)         45,859           59,658
                 Prepaid expenses and other assets  . . . . .          5,003             4,586          31,324              417
                 Accounts payable . . . . . . . . . . . . . .       (220,814)          (22,022)        (72,527)          34,726
                 Unearned revenue . . . . . . . . . . . . . .         33,218            10,535         (74,385)          (7,274)
                 Accrued liabilities  . . . . . . . . . . . .         98,398           220,000         547,409          180,000
                                                                -------------     -------------    -------------   -------------
                   Total adjustments  . . . . . . . . . . . .        926,964         1,209,488       1,371,031        1,064,960
                                                                -------------     -------------    -------------   -------------
                   Net cash provided by (used in) operating
                    activities  . . . . . . . . . . . . . . .     (1,021,633)         (487,369)       (356,483)         (84,095)
                                                                -------------     -------------    -------------   -------------
CASH FLOW FROM INVESTING ACTIVITIES:
    Proceeds from sale of inventory . . . . . . . . . . . . .              0                 0               0          146,400
    Capital expenditures  . . . . . . . . . . . . . . . . . .       (870,544)         (701,449)       (118,955)        (316,723)
                                                                -------------     -------------    -------------   -------------
                   Net cash provided by (used in) investing
                    activities  . . . . . . . . . . . . . . .       (870,544)         (701,449)       (118,955)        (170,323)
                                                                -------------     -------------    -------------   -------------
CASH FLOW FROM FINANCING ACTIVITIES:
    Payments on debt  . . . . . . . . . . . . . . . . . . . .        (49,014)          (44,417)        (30,163)          (3,450)
    Proceeds from issuance of debt  . . . . . . . . . . . . .              0                 0               0          200,000
    Capital contributions . . . . . . . . . . . . . . . . . .      1,916,242         1,247,471         505,301           73,020
                                                                -------------     -------------    -------------   -------------
                   Net cash provided by (used in) financing
                    activities  . . . . . . . . . . . . . . .      1,867,228         1,203,054         475,138          269,570
                                                                -------------     -------------    -------------   -------------
NET (DECREASE) INCREASE IN CASH . . . . . . . . . . . . . . .        (24,979)           14,236            (300)          15,152

CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . . .         25,279               300              300          14,536
                                                                -------------     -------------    -------------   -------------
CASH AT END OF PERIOD . . . . . . . . . . . . . . . . . . . .    $       300       $    14,536     $          0     $    29,688
                                                                -------------     -------------    -------------   -------------





   The accompanying notes are an integral part of these financial statements.

                             KNOLOGY OF PANAMA CITY, INC.


                             NOTES TO FINANCIAL STATEMENTS

1.       ORGANIZATION AND NATURE OF BUSINESS

         KNOLOGY of Panama City, Inc. (formerly Beach Cable, Inc.) (the "Company") provides cable television services to the Panama City Beach area. Prior to December 5, 1997, the Company was owned 100% by one stockholder, L. Charles Hilton, Jr. There are 100 shares of common stock of the Company outstanding at December 31, 1995 and 1996.

         The Company has experienced operating losses as a result of efforts to build out its broadband systems and expand into new markets. The Company expects to continue to focus on increasing its customer base and expanding its broadband operations. Accordingly, the Company expects that is operating expenses and capital expenditures will continue to increase significantly, all of which will have a negative impact on short-term operating results. In addition, the Company may change its pricing policies to respond to a changing competitive environment. In the opinion of management, the Company's projected cash flows from operations and existing credit position will be sufficient to meet the capital and operating needs of the Company through at least 1998. However, there can be no assurance that growth in the Company's revenue or customer base will continue or that the Company will be able to achieve or sustain profitability and/or positive cash flow.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ACCOUNTING ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets,

                             KNOLOGY OF PANAMA CITY, INC.


                             NOTES TO FINANCIAL STATEMENTS



         commencing when the asset is installed or placed in service. Maintenance, repairs, and minor renewals are charged to expense as incurred. The cost and accumulated depreciation of property and equipment disposed of are removed from the related accounts, and any gain or loss is included in income. Depreciation and amortization are provided over the estimated useful lives as follows:

                     Building                                                                 40 years
                     Cable system and installation equipment                                  7-10 years
                     Production and studio equipment                                          5-7 years
                     Test and office equipment                                                5-7 years
                     Automobiles and trucks                                                   5 years

         Inventories are valued at the lower of cost or market (determined on a first-in, first-out basis) and include converter boxes and cable and electronic cable hook-up equipment. These items are transferred to cable system and installation equipment when installed.

         ORGANIZATIONAL COSTS

         Organizational costs represent direct costs, primarily legal and salary costs, incurred in making the Company viable. All indirect costs, such as travel and entertainment, and other general and administrative costs have been expensed as incurred. The deferred costs are being amortized using the straight-line method over a five-year period from the date of inception.

         LONG-LIVED ASSETS

         In 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and cost in excess of net assets acquired related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The effect of adopting SFAS No. 121 was not material.

         The Company periodically reviews the values assigned to long-lived assets such as inventory, property and equipment, and cost in excess of net assets acquired to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

         REVENUE RECOGNITION

         Subscriber revenues are recognized in the month of service. Subscriber fees billed in advance are included in the accompanying balance sheets as unearned revenue and are deferred until the month the service is provided.

         SOURCES OF SUPPLIES

         The Company attempts to maintain multiple vendors for each required product. However, the Company currently has limited suppliers for cable and for converters and remotes, which represent important components of its system. If the suppliers are unable

                             KNOLOGY OF PANAMA CITY, INC.


                             NOTES TO FINANCIAL STATEMENTS


         to meet the Company's needs as it builds out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, which would adversely affect operating results.

         CREDIT RISK

         The Company's accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company's risk of loss is limited due to advance billings to customers for services and the ability to terminate access on delinquent accounts. The concentration of credit risk is mitigated by the large number of customers comprising the customer base. The carrying amount of the Company's receivables approximates their fair values.

3.       NOTES PAYABLE

         Notes payable at December 31, 1995, 1996, and September 30, 1997 consist of the following:

                                                                    1995           1996             1997
                                                                ------------   ------------     -------------
                                                                                                 (Unaudited)
         Hilton, Inc., bearing interest at 7.75%, payable on
         demand  . . . . . . . . . . . . . . . . . . . . . .     $2,600,000     $2,600,000        $2,800,000

         Chrysler Credit Corporation, bearing interest at
         7.25% to 7.9%, payable through varying dates  . . .         47,867          3,450                 0
                                                                ------------   ------------     -------------
                                                                 $2,647,867     $2,603,450        $2,800,000
                                                                ============   ============     =============

4.       COMMITMENTS AND CONTINGENCIES

         In the normal course of business, the Company is subject to various litigation; however, in management's opinion, there are no legal proceedings pending against the Company which would have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

5.       INCOME TAXES

         For federal income tax purposes, the Company is taxed as a subchapter S Corporation, under which its taxable income is allocated to Mr. Hilton, the stockholder of the Company, and included in his individual income tax return.

6.       RELATED-PARTY TRANSACTIONS

         The notes payable at December 31, 1995 and 1996 include notes due to Hilton, Inc., a holding company owned by Mr. Hilton. These notes were repaid, with interest, in December 1997.

                             KNOLOGY OF PANAMA CITY, INC.


                             NOTES TO FINANCIAL STATEMENTS


         Hilton Enterprises, Inc., owned by Mr. Hilton, provides accounting services for the Company. During the years ended December 31, 1995 and 1996, the Company recorded $12,000 and $15,000, respectively, in general and administrative expenses related to these services.

         During the years ended December 31, 1995 and 1996, the Company recorded approximately $30,600 and $36,500, respectively, in general and administrative expenses which were paid for self-insurance liabilities to the Hilton Self-Insurance Fund, which is owned by Mr. Hilton.

         The Company has many hotels as commercial customers. Certain of these hotels are owned by Mr. Hilton. These hotels comprised approximately 5% and 4% of revenues for the years ended December 31, 1995 and 1996, respectively.

  7.     SUBSEQUENT EVENTS

         On December 5, 1997, Beach Cable, Inc. was acquired by KNOLOGY Holdings, Inc. pursuant to an Agreement and Plan of Merger ("Merger Agreement") among Beach Cable, Inc., L. Charles Hilton, Jr., KNOLOGY Holdings, Inc., and a wholly-owned subsidiary of KNOLOGY Holdings, Inc. for 2,485 shares of preferred stock of KNOLOGY Holdings, Inc. valued at approximately $3.7 million, subject to adjustment. Immediately following the Merger, KNOLOGY Holdings, Inc. also contributed cash of approximately $3.9 million to enable
         Beach Cable, Inc. to repay an existing note and related accrued interest to Hilton, Inc. Pursuant to the Merger Agreement, Beach Cable, Inc., the surviving corporation in the merger, became a wholly-owned subsidiary of KNOLOGY Holdings, Inc. and subsequently changed its name to KNOLOGY of Panama City, Inc.

                 (b)     Pro Forma Financial Information.

                 A pro forma balance sheet as of September 30, 1997 and pro forma statements of operations for the twelve months ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997 are presented below assuming the acquisition of Beach Cable had occurred at the beginning of each period presented. The pro forma balance sheet includes adjustments for the stock issued, cash contributed to Beach Cable, cost in excess of net assets acquired, and debt and accrued interest paid in connection with the acquisition. The pro forma statements of operations include adjustments for interest expense and amortization expense related to the cost in excess of net assets acquired.

                 The company's historical consolidated Statement of Operations for the year ended December 31, 1995 is comprised of two separate periods, the four months ended April 30, 1995 and the eight months ended December 31, 1995. A predecessor company, KNOLOGY of Montgomery, Inc., is represented by the four months ended April 30, 1995 and the successor company, KNOLOGY Holdings, Inc. is represented by the eight months ended December 31, 1995. The two periods have been combined for comparison purposes only.

                 The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition of Beach Cable, Inc. occurred at the beginning of the periods presented, nor is it indicative of future financial position or results of operations.

UNAUDITED PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 1997



                                                   Historical            Beach            Pro Forma          Pro Forma
                                                  Consolidated           Cable           Adjustments        Consolidated
                                                  ------------        ------------       -----------        ------------
CURRENT ASSETS
Cash and Cash Equivalents                               -                 29,688               -                  29,688

Accounts Receivable, net                           1,449,988              87,791               -               1,537,779

Prepaid Expenses                                      83,289                                                      83,289
                                                  ----------          ----------         ----------          -----------
TOTAL CURRENT ASSETS                               1,533,277             117,479               -               1,650,756
                                                  ----------          ----------         ----------          -----------
                                                  ----------          ----------         ----------          -----------
PROPERTY & EQUIPMENT, NET                         41,493,409           4,435,011                              45,928,420
                                                  ----------          ----------         ----------          -----------
                                                                                               -                    -
Cost in Excess of Assets Acquired,                                                             -                    -
 net                                               6,688,320                -             2,962,821 (a)        9,651,141
Organizational Costs, net
                                                     322,056              85,213               -                 407,269
Other                                                 36,919                -                                     36,919
                                                  ----------          ----------         ----------          -----------
TOTAL ASSETS                                      50,073,981           4,637,703          2,962,821           57,674,505
                                                  ----------          ----------         ----------          -----------


CURRENT LIABILITIES
Current portion of long-term debt                 12,687,754                -                  -              12,687,754
Note Payable                                            -              2,800,000         (2,800,000)(a)             -
Accounts Payable                                   2,872,802             197,097          3,598,281 (a)        6,668,180
Accrued Liabilities                                1,427,607             680,000           (680,000)(a)        1,427,607
Unearned Revenue                                     749,733              77,646               -                 827,379
                                                  ----------          ----------         ----------          -----------
TOTAL CURRENT LIABILITIES                         17,737,896           3,754,743            118,281           21,610,920
                                                  ----------          ----------         ----------          -----------
NON-CURRENT LIABILITIES
Long-term Debt                                    11,269,031                -                  -              11,269,031

TOTAL LIABILITIES                                 29,006,927           3,754,743            118,281           32,879,951
                                                  ----------          ----------         ----------          -----------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Convertible preferred stock, $.01 par
value per share; 100,000 shares authorized,
26,052 shares issued and
outstanding in 1997                                      261                -                    25 (b)              286

Common Stock, no par value;
1,000,000 shares authorized,
100 shares issued and outstanding                       -                  1,000             (1,000)(b)             -

Additional paid in Capital                        29,214,530           7,755,686         (7,755,686)(b)       32,942,005
                                                                                          3,727,475 (b)
Accumulated Deficit                               (8,147,737)         (6,873,726)         6,873,726 (b)       (8,147,737)
                                                  ----------          ----------         ----------          -----------
TOTAL STOCKHOLDERS' EQUITY                        21,067,054             882,960          2,844,540           24,794,554
                                                  ----------          ----------         ----------          -----------
                                                  ----------          ----------         ----------          -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        50,073,981           4,637,703          2,962,821           57,674,505
                                                  ==========          ==========         ==========          ===========


(a) Actual Costs in Excess of Assets Acquired amounted to $2,795,139. The Pro Forma Adjustments have been revised due to differences in the Historical Consolidated Balance Sheet as of September 30, 1997 compared to December 5, 1997, the effective date of the acquisition. Actual note payable to shareholder, accrued interest and other payments made in connection with the transaction amounted to $3,000,000, $795,206 and $118,281, respectively, compared to pro forma adjustments of $2,800,000, $680,000 and $118,281, respectively. The pro forma adjustments are presented to reflect the payment in full of the note payable to shareholder and related accrued interest as of September 30, 1997. Cash paid has been reflected as an increase in accounts payable.

(b) At the effective time of the transaction, all of the common stock of Beach Cable was converted into 2,485 shares of preferred stock of KNOLOGY Holdings, Inc., par value $.01 per share, valued at $3,727,500.

Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 1995


                                                         HISTORICAL            BEACH              PRO FORMA           PRO FORMA
                                                        CONSOLIDATED           CABLE             ADJUSTMENTS        CONSOLIDATED
                                                     ---------------      --------------        ------------      --------------
Operating Revenues:
      Subscriber                                      $   2,827,185        $    928,834           $       -        $  3,756,019
      Miscellaneous                                         226,974             148,646                   -             375,620
                                                     ---------------      --------------        ------------      --------------
                                                          3,054,159           1,077,480                   -           4,131,639
                                                     ---------------      --------------        ------------      --------------


Operating Expenses:
      General and administrative                          1,202,725             410,181                   -           1,612,906
      Programming charges                                 1,439,284             496,716                   -           1,936,000
      Depreciation and amortization                       1,004,340           1,057,470              69,733  (a)      2,131,543
      Field and technical                                   515,566             263,706                   -             779,272
      Production and studio                                       -             156,867                                 156,867
      Sales and marketing                                    75,004             339,634                   -             414,638
                                                     ---------------      --------------        ------------      --------------
                                                          4,236,919           2,930,983              69,733           7,031,226
                                                     ---------------      --------------        ------------      --------------
Operating Loss                                           (1,182,760)         (1,427,580)            (69,733)         (2,899,587)

Other Income and Expenses:
      Affiliate interest income                              12,098                   -                   -              12,098
      Other interest income                                   6,646                   -                   -               6,646
      Affiliate interest expense                            (60,873)                                                    (60,873)
      Other interest expense                               (528,918)           (213,401)            201,500  (b)       (540,819)
      Other income (expense), net                                 -             (88,132)                  -             (88,132)
                                                     ---------------      --------------        ------------      --------------
            Total                                          (571,047)           (301,533)            201,500            (671,080)
                                                     ---------------      --------------        ------------      --------------

Loss Before Minority Interest and
    Income Tax Benefit                                   (1,753,807)         (1,948,627)            131,767          (3,570,667)

Minority Interest                                           109,837                   -                   -             109,837
                                                     ---------------      --------------        ------------      --------------

Loss Before Income Tax Benefit                           (1,643,970)         (1,948,627)            131,767          (3,460,830)

Income Tax Benefit                                          334,451                   -                   -             334,451
                                                     ---------------      --------------        ------------      --------------

Net Loss                                                 (1,309,519)         (1,948,627)            131,767          (3,126,379)
Preferred Stock Dividends                                  (230,407)                  -                   -            (230,407)
                                                     ---------------      --------------        ------------      --------------
Net Loss After Preferred Stock Dividends              $  (1,539,926)       $ (1,948,627)          $ 131,767        $ (3,356,786)
                                                     ===============      ==============        ============      ==============

Primary Net Loss Per Share                            $     (204.78)                                               $    (335.51)
                                                     ===============                                              ==============

(a)       Reflects amortization of cost in excess of net assets acquired.
           Amortization is recorded over a 40 year period.

(b)       Reflects reduction in interest expense resulting from payment of note payable to Hilton, Inc. at the effective date of the acquisition.

Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 1996


                                         HISTORICAL                      BEACH                PRO FORMA              PRO FORMA
                                        CONSOLIDATED                     CABLE               ADJUSTMENTS           CONSOLIDATED
                                       ---------------               --------------         -------------         ---------------
Operating Revenues:
      Subscriber                        $   4,682,666                 $  1,333,795           $         -            $  6,016,461
      Miscellaneous                           651,517                      169,608                     -                 821,125
                                       ---------------               --------------         -------------         ---------------
                                            5,334,183                    1,503,403                     -               6,837,586
                                       ---------------               --------------         -------------         ---------------


Operating Expenses:
      General and administrative            2,346,201                      437,273                     -               2,783,474
      Programming charges                   2,513,693                      676,932                     -               3,190,625
      Depreciation and amortization         1,640,025                    1,036,360                69,733  (a)          2,746,118
      Field and technical                     877,870                      350,912                     -               1,228,782
      Production and studio                         -                      156,341                                       156,341
      Sales and marketing                     659,667                      273,165                     -                 932,832
                                       ---------------               --------------         -------------         ---------------
                                            8,037,456                    2,930,983                69,733              11,038,172
                                       ---------------               --------------         -------------         ---------------
Operating Loss                             (2,703,273)                  (1,427,580)              (69,733)             (4,200,586)

Other Income and Expenses:
      Affiliate interest income               273,799                            -                     -                 273,799
      Other interest income                    46,221                            -                     -                  46,221
      Other interest expense               (1,055,498)                    (224,587)              201,500  (b)         (1,078,585)
      Other income (expense), net             (60,000)                     (44,690)                    -                (104,690)
                                       ---------------               --------------         -------------         ---------------
            Total                            (795,478)                    (269,277)              201,500                (863,255)
                                       ---------------               --------------         -------------         ---------------

Loss Before Income Tax Benefit             (3,498,751)                  (1,696,857)              131,767              (5,063,841)

Income Tax Benefit                            373,323                            -                     -                 373,323
                                       ---------------               --------------         -------------         ---------------
Net Loss                                $  (3,125,428)                $ (1,696,857)          $   131,767            $ (4,690,518)
                                       ===============               ==============         =============         ===============

Primary Net Loss Per Share              $     (229.37)                                                              $    (291.14)
                                       ===============                                                            ===============


(a)        Reflects amortization of cost in excess of net assets acquired.
            Amortization is recorded over a 40 year period.

(b)        Reflects reduction in interest expense resulting from payment of note payable to Hilton, Inc. at the effective date of the acquisition.

Unaudited Pro Forma Statement of Operations for Nine Months Ended September 30, 1997

                                              HISTORICAL           BEACH            PRO FORMA               PRO FORMA
                                             CONSOLIDATED          CABLE           ADJUSTMENTS            CONSOLIDATED
                                            --------------     --------------     -------------          --------------
Operating Revenues:
      Subscriber                             $  6,145,495       $  1,053,721       $         -            $  7,199,216
      Miscellaneous                               899,191             89,884                 -                 989,075
                                            --------------     --------------     -------------          --------------
                                                7,044,686          1,143,605                 -               8,188,291
                                            --------------     --------------     -------------          --------------


Operating Expenses:
      General and administrative                2,368,525            343,140                 -               2,711,665
      Programming charges                       3,263,652            517,578                 -               3,781,230
      Depreciation and amortization             2,263,982            856,404            52,300  (a)          3,172,686
      Field and technical                         988,435            265,084                 -               1,253,519
      Production and studio                             -             69,389                                    69,389
      Sales and marketing                         947,284            119,085                 -               1,066,369
                                            --------------     --------------     -------------          --------------
                                                9,831,878          2,170,680            52,300              12,054,858
                                            --------------     --------------     -------------          --------------
Operating Loss                                 (2,787,192)        (1,027,075)          (52,300)             (3,866,567)

Other Income and Expenses:
      Affiliate interest income                    38,984                  -                 -                  38,984
      Other interest income                        40,443                  -                 -                  40,443
      Affiliate interest expense                        -                                                            -
      Other interest expense                   (1,099,465)          (180,951)          156,937  (b)         (1,123,479)
      Other income (expense), net                 (29,545)            58,971                 -                  29,426
                                            --------------     --------------     -------------          --------------
            Total                              (1,049,583)          (121,980)          156,937              (1,014,626)
                                            --------------     --------------     -------------          --------------

Loss Before Income Tax Benefit                 (3,836,775)        (1,149,055)          104,637              (4,881,193)

Income Tax Benefit                                      -                  -                 -                       -
                                            --------------     --------------     -------------          --------------
Net Loss                                     $ (3,836,775)      $ (1,149,055)      $   104,637            $ (4,881,193)
                                            ==============     ==============     =============          ==============

Primary Net Loss Per Share                   $    (159.10)                                                $    (183.50)
                                            ==============                                               ==============



(a)         Reflects amortization of cost in excess of net assets acquired.
             Amortization is recorded over a 40 year period.

(b)         Reflects reduction in interest expense resulting from payment of note payable to Hilton, Inc. at the effective date of the acquisition.

         (c)        Exhibits

         Exhibit No.     Description
         ----------      -----------
         2.1             Agreement and Plan of Merger, dated December 5, 1997,
                         by and among KNOLOGY Holdings, Inc., KNOLOGY of
                         Panama City, Inc., Beach Cable, Inc. and L. Charles
                         Hilton.  (Filed as Exhibit 2.1 to the Company's
                         Registration Statement on Form S-4 (File No.
                         333-43339) and incorporated herein by reference.)

         27.1            Financial Data Schedule. (Filed herewith).

         27.2            Financial Data Schedule. (Filed herewith).

         99.1            Press Release dated December 2, 1997. (Filed herewith).



                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         KNOLOGY HOLDINGS, INC.

Date:  February 16, 1998                 By:   /s/ James K. McCormick
                                               ---------------------------------
                                               James K. McCormick
                                               Chief Financial Officer
                                               (Principal Financial Officer)

                               INDEX TO EXHIBITS

EXHIBIT
-------
NUMBER            EXHIBIT DESCRIPTION
------            -------------------
2.1             Agreement and Plan of Merger, dated December 5, 1997, by and among KNOLOGY Holdings, Inc., KNOLOGY of Panama City, Inc.,
                Beach Cable, Inc. and L. Charles Hilton.  (Filed as Exhibit
                2.1 to the Company's Registration Statement on Form S-4 (File
                No. 333-43339) and incorporated herein by reference.)

27.1            Financial Data Schedule. (Filed herewith).

27.2            Financial Data Schedule. (Filed herewith).

99.1            Press Release dated December 2, 1997.  (Filed herewith).